EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 19, 1999 (except for the matters discussed in Note 15, as to which the date is August 10, 1999) and to all references to our Firm included in or made a part of this registration statement.


                                                             ARTHUR ANDERSEN LLP


Melville, New York
September 27, 1999